Exhibit 99.1

Neustar Completes MarketShare Acquisition and Provides 2016 Guidance

Strong Growth of Existing Business Expected to Continue

STERLING, Va., December 9, 2015 – Neustar, Inc. (NYSE:NSR), a trusted neutral provider of real-time information services, announced today that it has completed its acquisition of MarketShare Partners, LLC and provided guidance for 2016.

“I am pleased to welcome MarketShare’s talented team to Neustar,” said Lisa Hook, President and Chief Executive Officer of Neustar. “By combining MarketShare’s analytics software with our authoritative identity framework, we are now positioned to help clients build comprehensive marketing plans to reach customers efficiently and attribute sales to the appropriate marketing spend, both online and offline.”

MarketShare founders Jon Vein and Wes Nichols have joined Neustar’s leadership team and will focus on continuing to deliver MarketShare services and ensuring a smooth integration.

Ms. Hook continued, “Our Information Services revenue has grown 10% over the last few quarters and we have managed our expenses prudently. When adjusted for inorganic additions and the loss of the Common Short Codes contract, we are ahead of our plan, allowing us to focus on the MarketShare integration and to provide guidance for 2016.”

Business Outlook for 2016 Compared to the Midpoint of 2015 Guidance Range

The company expects its 2016 revenue to range from $1.16 billion to $1.20 billion, representing growth of 11% to 15%. The company’s Information Services revenue is expected to range from $655 million to $695 million, representing growth of 21% to 29%, and includes at least $90 million in revenue resulting from the MarketShare acquisition.

This guidance assumes that the company will remain the local number portability administrator for 2016 and excludes the impact of the pending acquisition of caller authentication assets from TNS.

Adjusted net income for 2016 is expected to range from $265 million to $285 million, or a 23% margin. On a per share basis, adjusted net income is expected to range from $4.79 to $5.15, an increase of 5% to 13%.

Adjusted EBITDA for 2016 is expected to range from $535 million to $555 million, a margin of 46%. This adjusted EBITDA range reflects a 10% margin for MarketShare and a 49% margin for the remainder of the business versus a 46% margin for 2015. This margin expansion demonstrates continued operating leverage in the company’s Information Services business.

“Both the strength in Information Services revenue and strong visibility into future performance gives us the confidence to provide guidance for 2016 at this time,” said Paul Lalljie, Neustar’s Chief Financial Officer. We expect to grow the top line by approximately $50 million, despite a $40 million reduction of revenue from Common Short Codes. Adjusted for the loss of this contract, our Information Services revenue would have grown 16%.”

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About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is the first real-time provider of cloud-based information services, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Neustar, Inc.’s acquisition of MarketShare including, without limitation, expected benefits of the transaction, statements about Neustar, Inc.’s 2016 guidance and any other statements regarding the company’s expectations and beliefs about its future results of operations, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, the ability to realize the benefits of the transaction at the expected times or at all; and the ability of the acquired business to retain existing business relationships and key employees; the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to, terminations of, or failures to renew (or announcements related to any of the foregoing) the company’s material contracts, including its contracts to serve as the Local Number Portability Administrator, disruptions to the company’s operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company’s secured credit facility and their impact on the company’s financial and business operations; the company’s indebtedness and the impact that it may have on the company’s financial and operating activities; the company’s ability to incur additional debt; the variable interest rates applicable under the company’s indebtedness and the effects of changes in those rates; identify and complete acquisitions and integrate and support the operations of the businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company’s ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications, Internet and Information Services industries; and the impact on the company of any litigation, arbitration, investigation or other similar proceeding. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.

Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA

The following is a reconciliation of net income to adjusted net income and adjusted EBITDA for the years ending December 31, 2015 and 2016. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s results to prior periods, as well as against the performance of other companies.

	Year Ending December 31,
	2015(1)	2016 (1)
	(in thousands, except per share data)
Revenue	$1,045,000	$1,180,000

Net income (2)	$175,000	$182,000
Add: Stock-based compensation	38,500	50,000
Add: Amortization of acquired intangible assets	64,500	93,500
Add: Restructuring charges (3)	5,000	—
Add: Acquisition-related costs (4)	13,000	—
Less: Adjustment for provision for income taxes (5)	(41,000)	(50,500)

Adjusted net income	$255,000	$275,000

Add: Depreciation and amortization	121,000	155,000
Less: Amortization of acquired intangible assets	(64,500)	(93,500)
Add: Adjustment for provision of income taxes	41,000	50,500
Add: Interest expense	29,000	60,000
Add: Non-cash other (income) and expense, net (6)	1,000	—
Less: Interest income	—	—
Add: Provision for income taxes	95,000	98,000

Adjusted EBITDA	$477,500	$545,000

Adjusted net income margin (7)	24%	23%

Adjusted EBITDA margin (8)	46%	46%

Adjusted net income per diluted share	$4.57	$4.97

Weighted average common shares outstanding—diluted	55,800	55,300

(1)	The amounts expressed in these columns represent the midpoint of the company’s guidance.
(2)	Net income for 2015 includes the estimated impact of the MarketShare transaction of approximately $7 million. In addition, any contribution from MarketShare to net income excludes the impact of financing.
(3)	Amounts represent restructuring charges related to the termination or relocation of certain employees and reduction in or closure of leased facilities.
(4)	Amounts represent costs incurred by the company in connection with completed acquisitions and the pending acquisition of the caller authentication assets from TNS.
(5)	Adjustments reflect the estimated impact of income taxes using the effective tax rate for the applicable period.
(6)	Amounts represent (gain)/loss on foreign currency transactions, realized gains on available-for-sale investments and (gain)/loss on asset disposals.
(7)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.
(8)	Adjusted EBITDA margin is a measure of adjusted EBITDA as a percentage of revenue.

Neustar Investor Relations Contact

Dave Angelicchio

+1 (571) 434-3443

Email: InvestorRelations@neustar.biz

Neustar Media Relations Contact

Lara Wyss

Public Relations Director

+1 (415) 659-6154

Email: PR@neustar.biz